PROPOSED AMENDMENT,
                            DATED NOVEMBER 15, 2004,
                                       TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT
                             BETWEEN RYDEX ETF TRUST
                            AND THE BANK OF NEW YORK,
                            DATED FEBRUARY 28, 2003,
                                   AS AMENDED


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                               PROPOSED AMENDMENT


         PROPOSED AMENDMENT made as of November 15, 2004 to the Transfer Agency and Service Agreement dated April 23, 2003, and as amended, between Rydex ETF Trust (the "Fund") and The Bank of New York ("Servicer").

                              W I T N E S S E T H :

         WHEREAS, the Fund and Servicer desire to amend the Service Agreement to reflect the Fund's Board of Trustees' delegation of the implementation of the Fund's Anti-Money Laundering Program to the Servicer;

         NOW, THEREFORE, the Fund and Servicer hereby agree as follows:

         A. The following new item (xiii) to section 1.2 is hereby added to the Service Agreement:

            1.2  The Bank agrees that it will perform the following services:

                              * * * * *

            (xiii) Implement the Trust's Anti-Money Laundering Program and monitoring compliance with the Anti-Money Laundering and Foreign Asset Compliance Policy and Procedures.


         B. Each party represents to the other that this Proposed Amendment has been duly executed.

         C. This Proposed Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, shall, together, constitute only one amendment.

IN WITNESS WHEREOF, the Fund and Servicer have caused this Proposed Amendment to be executed in their names and on their behalf by their respective and duly-authorized officers as of the day and year first above written.


                                                   RYDEX ETF TRUST

                                                   /s/ CARL G. VERBONCOEUR
                                                   -----------------------
                                                   By:  Carl G. Verboncoeur

                                                   Title:  President



                                                   THE BANK OF NEW YORK



                                                   /s/ JOHN BUCKLEY
                                                   ----------------
                                                   By:  John Buckley

                                                   Title: Vice President